EMPLOYMENT AGREEMENT

        This Employment Agreement (the “Agreement”) is entered into this 18th day of April, 2008 by and between Golden Eagle International, Inc. (the “Company”), with its principal place of business located at 9661 South 700 East, Salt Lake City, Utah 84070; and Blane W. Wilson (the “Employee”), residing at 3538 Hawthorne Drive, Elko, Nevada 89801 (the “Employee”).

RECITALS:

        WHEREAS, the Company is desirous of hiring the Employee as its Chief Operating Officer; and

        WHEREAS, the Employee is desirous of accepting the position of Chief Operating Officer with the Company; and

        WHEREAS, the Company has fully disclosed it financial condition to the Employee and has given the Employee a copy of the Company’s Annual Report for 2007 on Form 10-K for his confidential review to acquaint himself with the Company’s business plan, operational challenges and financial concerns; and

        WHEREAS, the Company has given the Employee the opportunity to communicate with the Company’s officers and directors, and ask them questions on any subject bearing on the Company, and has referred the Employee to the Company’s information available on the Company’s website, www.geii.com, including, but not limited to, the Company Code of Conduct and Ethics.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, they hereby agree to the following terms and conditions:

1.     DUTIES. The Company is employing the Employee in the capacity of Chief Operating Officer pursuant to duties that have been discussed with the Employee at length, and shall include, but not be limited to: efforts to create a viable business opportunity for the Company at its Gold Bar mill located 25 miles northwest of Eureka, Nevada; efforts to bring the C Zone gold project located on the Company’s Precambrian Properties in eastern Bolivia into full production; efforts to complete the further exploration, in-fill drilling and final feasibility work on the Company’s A Zone Buen Futuro project in eastern Bolivia; and such other projects as the Company may direct or other duties that may be reasonably modified at the Company’s discretion from time to time. During the Employment Period, the Employee shall exert his best efforts and devote his time, attention and energies on a full-time basis to the Company’s business and the performance of his duties hereunder, and shall not engage in any other employment or business activities without the Company’s prior written consent. Moreover, the Employee agrees to be bound to the Company’s Code of Conduct and Ethics as set out on the Company’s website, www.geii.com.

2.     TERM AND TERMINATION. The “Employment Period” shall be the period commencing on April 18, 2008, and continuing through April 18, 2011, or ending on the effective date of any termination as hereinafter provided. The effective date of such termination is herein referred to as the “Date of Termination.”

    (a)        Death or Retirement. The Employment Period shall terminate at the time of the Employee’s death or retirement after age 60 in accordance with the applicable policies of the Company.

    (b)        Disability. In the event, by reason of physical or mental disability, as reasonably determined by the Company, but not inconsistent with applicable law, and any applicable provisions of the Company’s long-term disability policy in effect at the time of such determination, the Employee is unable to perform the services required hereunder, the Employment Period shall terminate if and as directed by the Company in a notice to the Employee. The Employee agrees to submit to such medical or psychiatric examination and tests as may be necessary and reasonable to make a determination regarding disability.

    (c)        Cause. The Company may terminate the Employment Period for Cause, as of the date specified in a notice to the Employee, in addition to such other rights or remedies as the Company may have under this Agreement, at law or in equity. The term “Cause” shall include (i) default or breach by the Employee of any provision of this Agreement; (ii) an act or omission by him as a result of which he is charged with a criminal offense involving moral turpitude, dishonesty or breach of trust; (iii) his conviction of a felony or plea of guilty or nolo contendere with respect to a felony; (iv) willful misconduct by him which results in material injury or loss to the Company; or (v) a right to discontinue the Employee’s employment in order reasonably to comply with applicable laws and regulations or satisfy the orders, recommendations and/or requirements of any regulatory agency, body or official having jurisdiction.

    (d)        Good Reason. The Employee may terminate the Employment Period for Good Reason by so notifying the Company in writing within 20 days after he is aware of the event constituting Good Reason, which termination shall be effective on the date four weeks after the Company’s receipt of such notice from him, unless the Company elects a different effective date. For purposes hereof, the term “Good Reason” shall mean (i) the assignment without his consent, which consent shall not be withheld unreasonably, of continuing duties in material diminution of the duties initially assigned to him pursuant to this Agreement other than for Cause; (ii) default by the Company in the performance of any of its material obligations hereunder including, but not limited to, the failure to pay any amount or provide any benefit required to be paid or provided to him hereunder when due, which default is not cured within a reasonable period of not less than four weeks after receipt by the Company of written notice from you regarding such default; (iii) failure by the Company other than for Cause to permit the Employee to exercise in any material respect those rights and powers customarily associated with his position which failure is not cured within four weeks after receipt by the Company of written notice from him regarding such default; (iv) the occurrence of a Change of Control (as defined below); (v) the Employee’s removal (other than with his consent) as Chief Operating Officer of the Company without Cause; (vi) any decrease in the Employee’s gross annual base salary; or (vii) a disagreement by the Employee, reasonably and in good faith, in any material respect with the Chief Executive Officer or Board of Directors of the Company as to a significant management decision regarding the business of the Company, provided he gave written notice to the Chief Executive Officer of the Company as to such disagreement promptly after the occurrence specifying the basis for his position and his intention to terminate the Employment Period for Good Reason.

    (e)        Other Termination. The Company or the Employee may terminate the Employment Period other than by reason of a basis set forth above by so notifying the other party in writing, which termination shall be effective on the date four weeks after receipt of such notice unless, in the case of termination by the Employee, the Company elects a different effective date.

3.     COMPENSATION. As full compensation for the Employee’s services hereunder, he shall receive and accept the following:

    (a)        Percentage Override or Royalty on the Gold Bar Mill. If the Employee is a primary contributor, in the determination of the Company’s Board of Directors, to bringing the Company’s Gold Bar CIP mill located 25 miles northwest of Eureka, Nevada, into production on a merger, joint venture or toll refining basis (although toll refining would be a distant third in the Company’s preferences), then shall the Company pay to the Employee a three percent (3%) override or royalty payment on the net smelter return (“NSM”) resulting from the mill. The NSM shall be defined as the spot or current market price paid by the purchaser for the mineral in doré or impure form at the mill, net of any and all costs associated with the recovery of the mineral in the mill and recovery plant, including general and administrative expenses directly attributable to the mill and recovery plant; or, if the Company determines that there is a market advantage to selling gold in a pure, hallmarked condition, then any and all costs associated with the transport and refining of doré or impure product at the refinery will be added to the above costs of milling and recovery. Settlement shall be carried out and payment shall be made to the Employee by the Company within ten calendar days of the end of each calendar quarter. In the event that Employee’s Period of Employment is terminated for any reason, excluding Cause as defined above, then shall the Employee be entitled to this NSR royalty or override for a period of five years after termination.

    (b)        Annual Cash Bonus. A cash bonus to be determined in good faith, and as fair compensation for the Employee’s efforts, by the Board of Directors, subject to all required withholdings and deductions, payable promptly after the date of the one-year anniversary of the execution and delivery of this Agreement, and upon the date of each subsequent anniversary date.

    (c)         Signing Option. A grant of a signing bonus in the form of an option (the “Signing Option”) on the date of the execution of this Agreement, with a three-year term, to purchase from the Company the number of shares of its common stock (the “Common Stock”) that could be purchased with $100,000 at an exercise price equal to the average of the closing sales prices for the 10 trading days prior to the date of the execution of this Agreement. Provided, however, that the Employee understands and agrees that in the event that the Company requires the use of its currently-authorized shares for financing purposes to promote the best overall interests of the Company, then the Employee will accept shares of the Company’s Series C Contingent Convertible Preferred Stock (to be created) convertible to a number of the Company’s common shares offered through this Signing Option if and when those shares are authorized by a meeting of the shareholders. The Signing Option shall vest immediately upon the execution of this Agreement and shall terminate upon the expiration of three years or after (i) any termination of the Employment Period by the Company by reason of Cause, and (ii) upon any Change in Control of the Company. For purposes of this Agreement, a “Change of Control” shall mean any transaction or series of related transactions after the date hereof which result in (A) a transfer of more than fifty percent (50%) of the Common Stock by one or more shareholders of the Company, other than transfers pursuant to a merger or consolidation of the Company, (B) any sale of all or substantially all of the assets of the Company, or (C) any merger or consolidation of the Company with or into any other corporation, where more than fifty percent (50%) of the equity securities of the surviving or resulting corporation (by voting power) are directly or indirectly controlled by persons other than shareholders of the Company immediately prior to such merger or consolidation. All percentages referenced herein shall be determined on a fully diluted basis.

    (d)        Quarterly Option Bonus. A grant of quarterly bonus in the form of an option (the “Quarterly Option”) on the date of the expiration of each 90-day period, or quarter, from the date of the execution of this Agreement, while the Employee remains employed by the Company, said Quarterly Option to have a three-year term, to purchase from the Company the number of shares of its common stock (the “Common Stock”) that could be purchased with $25,000 at an exercise price equal to the average of the closing sales prices for the 10 trading days prior to the last date of each 90-day period. Provided, however, that the Employee understands and agrees that in the event that the Company requires the use of its currently-authorized shares for financing purposes to promote the best overall interests of the Company, then the Employee will accept shares of the Company’s Series C Contingent Convertible Preferred Stock (to be created) convertible to a number of the Company’s common shares offered through this Quarterly Option if and when those shares are authorized by a meeting of the shareholders. The Quarterly Option shall vest immediately upon the last day of each 90-day period that the Employee continues to be employed by the Company and will terminate upon the expiration of three years or after (i) any termination of the Employment Period by the Company by reason of Cause, and (ii) upon any Change in Control of the Company as defined immediately above.

    (e)        Gross Annual Salary. A gross annual base salary in the amount of $120,000. Said salary shall be subject to all required withholdings and deductions, and shall be payable in accordance with the payroll practice of the Company in effect from time to time. At the expiration of 6 months from the date of this Agreement, and upon the expiration of each 6-month period thereafter, the Employee’s salary shall be reviewed and adjusted on the basis of the salary levels of other executives of the Company, the Employee’s position and performance and other criteria deemed relevant by the Company, provided such salary shall not be decreased other than for Cause.

    (f)        Benefits. The Employee shall be eligible to participate during the Employment Period in any benefit plans and programs of the Company available generally to its employees, subject to and in accordance with the criteria (including, without limitation, discretionary features) applicable thereto. The following are benefits that may be offered to the Employee if they are offered to other employees, together with benefits as indicated below that are currently available:

    i.        Directors and Officers Insurance. The Company does not currently have Directors and Officers liability insurance for any of its employees or directors. The Employee shall be included during the Employment Period if and when such insurance is obtained for any directors’ and officers, subject to any requirements of the insurer.

    ii.        Health Insurance. The Company does not currently have a group insurance program in the U.S.; however, the Company does pay for the health insurance of its executives and employees, and will pay the Employee’s monthly health insurance premium for new insurance, or his COBRA co-pay from his previous employer. Once the Company has a large enough group in the U.S., it will immediately seek health insurance for its U.S.-based employees as a group.

    iii.        Life and Disability Insurance. The Company agrees to pay the premiums for the Employee on a term life insurance policy, contingent on the Employee’s insurability, with a death benefit of at least four times the Employee’s annual salary. In addition, the Company does not currently offer disability insurance; however, if and when such insurance is offered to any U.S.-based employee, it will be offered on the same terms to the Employee. The Company agrees in good faith to work toward providing disability insurance.

    iv.        Pension, 401(k) or Other Retirement Programs. The Company does not currently have a formal pension, 401(k) or other retirement program in place. However, if and when other U.S.-based employees are offered such a plan or pension program, the Employee shall be included. The Company agrees, on a good faith basis, to seek to establish a pension, 401(k) or other retirement program acceptable to its executives and employees in the U.S.

    v.        Vehicle. The Company will provide the Employee with a vehicle reasonably satisfactory to him while he resides and works principally in Nevada. However, if the Employee moves to Salt Lake City, Utah to work for the Company, then he shall not be provided with a vehicle. The Employee will always be provided with transportation while in Bolivia or on other business for the Company.

    vi.        Reimbursement of Expenses. The Employee may incur reasonable expenses in furthering the Company’s business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.

    vii.        Vacation. Immediately upon employment, the Employee shall be entitled to a yearly vacation of three weeks at full pay, and 10 sick days. In addition, however, the Company has a high level of confidence in the Employee’s integrity and good judgment, and will generally take a very liberal position on any vacation or sick time reasonably requested by the Employee and where adequate notice is given to the Company.

4.     WORK PLACE AND TRAVEL. The Employee, for the time being, and during the pendency of the Employee’s efforts to bring the Gold Bar mill into production, shall reside in Elko, Nevada and shall maintain communication with the Company’s offices in Salt Lake City, Utah and Santa Cruz, Bolivia. Further, the Employee agrees to provide, at a minimum, a weekly written report to the Company’s CEO on his efforts in Nevada and Bolivia, and any progress made. Once a determination has been made by the Company’s Board of Directors that it is not feasible to bring the Gold Bar mill into production, then shall the Employee relocate to an area within a reasonable commuting distance of Salt Lake City, Utah. In the interim, the Employee agrees to travel to Salt Lake City for meetings with the Board of Directors or the Company’s CEO upon request, and agrees to travel to Bolivia to contribute to operations there upon request.

5.     SEVERANCE. Upon termination of the Employment Period, the Employee shall be entitled to the following, in full satisfaction of any and all obligations to him as a result of or arising out of this Agreement, the employment relationship or the termination thereof:

    (a)        in the event of termination of the Employment Period (i) by the Company other than for Cause, (ii) by reason of the Employee’s death, or (iii) by the Employee for Good Reason, subject to the conditions specified below:

        (A)        if the Employee has been employed by the Company for any period during the first six months, then payment of the Employee’s unpaid base salary through the Date of Termination, and severance compensation equal to six months of the Employee’s annualized base salary, payable within 45 days after the Date of Termination;

        (B)        if the Employee has been employed by the Company for at least six months, then payment of the Employee’s unpaid base salary through the Date of Termination, and severance compensation equal to one full year of the Employee’s annualized base salary, payable within 45 days after the Date of Termination;

        (C)        the Employee’s benefits accrued and not paid or provided as of the Date of Termination under any plan or program applicable to the Employee’s employment hereunder, determined and provided in accordance with the terms thereof.

6. COVENANTS.

    (a)        NON-COMPETITION AND CONFIDENTIALITY. The Employee acknowledges and agrees as follows:

    (i)        For purposes hereof, all information about documents pertaining to the business, operations, activities and affairs of the Company and/or its affiliates and any of their respective customers and suppliers obtained by the Employee during his employment by the Company constitute “Confidential Information.” The Employee acknowledges that he will have access to Confidential Information and that improper use or disclosure of the same could cause serious injury to the business and business relationships of the Company, its affiliates and others. Accordingly, the Employee agrees to keep confidential all Confidential Information which shall have come or shall hereafter come into his possession, that he will not use the same for his own benefit or directly or indirectly for the benefit of others, and that he will not disclose such Confidential Information to any other person without the Company’s prior written consent, in each case, whether during or after termination of the Employment Period. For purposes hereof, “Confidential Information” shall not include any information which is or becomes generally available to the public through no fault of the Employee. Nothing contained herein shall preclude disclosure of Confidential Information to the extent required by legal process, provided the Employee notifies the Company in writing a reasonable time prior to such disclosure and cooperate in obtaining a protective order or other appropriate remedy, as determined by the Company.

    (ii)        The Employee recognizes that he may possess confidential information and trade secrets about other employees of the Company and/or its affiliates relating to their education, experience, skills, abilities, salary and benefits, and interpersonal relationships with customers, shareholders and suppliers of the Company and/or its affiliates. The Employee further recognizes that such information is not generally known, is of substantial value to the Company and/or its affiliates in securing and retaining customers, shareholders and suppliers, and will be acquired by the Employee because of his employment. Accordingly, the Employee shall not, directly or indirectly, solicit or induce any person who is, or was within six months prior to any contemplated solicitation or inducement, employed by the Company and/or any of its affiliates to leave such employment or to enter the employment of any other person or entity.

    (b)        LITIGATION. The Employee agrees that during the Employment Period and thereafter, at the Company’s expense, he shall do all things including, but not limited to, the giving of evidence in suits and other proceedings, which the Company shall deem necessary or proper to obtain, maintain or assert rights accruing to, and defend claims against, the Company or its affiliates in connection with which he has knowledge, information or expertise.

    (c)         RETURN OF PROPERTY. Upon termination of the Employment Period, the Employee shall deliver to the Company all documents, records, books, materials, software, diskettes, keys, financial information, business plans, operating results and other property belonging or relating to the Company or its affiliates, and he shall not retain any copies thereof.

    7.        MODIFICATION. Except as otherwise provided herein, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by the party to be charged.

    8.        ENTIRE AGREEMENT. Other than with respect to the Company’s policies, rules and standards of general applicability in effect from time to time, as well as the Company’s Code of Conduct and Ethics, all of which shall be binding upon the Employee, this Agreement constitutes the entire Agreement between the parties with respect to the Employee’s employment and the compensation therefore. This Agreement replaces and supersedes all prior agreements or understandings regarding such subject matter, if any.

    9.        WAIVER. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by any party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of each party hereto thereafter to enforce each and every provision in accordance with the terms of this Agreement.

    10.        BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor or assignee of the Company. This Agreement also shall be binding upon and shall inure to the benefit of the Employee and his heirs, executors and legal representatives; provided, the services to be performed by the Employee hereunder are personal in nature and, therefore, he may not assign his rights or delegate his obligations hereunder and any attempted or purported assignment or delegation by the Employee shall be null and void.

    11.        GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Utah, and the Employee consents to the jurisdiction of the courts of the State of Utah with respect to any dispute, controversy or other matter relating to or arising out of this Agreement.

    12.        SURVIVAL. The provisions of Confidentiality shall survive the termination of the Employment Period.

    13.        SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning, substance or interpretation of this Agreement.

    14.        COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

    15.        NONCONTRAVENTION. The Employee hereby represents, warrants and covenants that he has the right to enter into this Agreement without breaching or violating any other agreement or obligation or giving rise to a fee or other payment to a third party, that he is not a party to any agreement or understanding whether or not written which would prohibit or interfere with the performance of his obligations under this Agreement and that he will not use in the performance of his obligations hereunder any proprietary information of any third party which he is legally prohibited from using.

        DATED on the date first set out above.

Golden Eagle International, Inc.

By: /s/ Terry C. Turner —————————————— Terry C. Turner President & CEO

By: /s/ Blane W. Wilson —————————————— Blane W. Wilson Employee

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